UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 27, 2010

GOLD BAG, INC.

(Exact name of registrant as specified in its Charter)

Commission File No.: 000-52720

Nevada	26-4205169
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

4695 MacArthur Court, Suite 1430
Newport Beach, CA 92660

(Current Address of Principal Executive Offices)

Phone number: 949-475-9086

(Issuer Telephone Number)

(Former Name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a12)

☐	Pre-commencement communications pursuant to Rule 14d-21(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

On August 27, 2010, one investor (GRW Global Investments, a company organized in Barbados) purchased 10,000,000 shares of common stock for $1,000. There was no general solicitation, no advertisement, and resale restrictions were imposed by placing a Rule 144 legend on the certificates. Each person that received shares has such knowledge in business and financial matters that he is capable of evaluating the merits and risks of the transaction. This transaction was exempt from registration under the Securities Act of 1933, based upon Section 4(2) for transactions by the issuer not involving any public offering.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

August 27, 2010, Grant R. White was appointed to the Board of Directors and named Chief Executive Officer and Treasurer of the Company.  Richard O. Weed will remain a member of the Board of Directors and shall continue as Secretary.

Business Experience of the Officers and Directors

Grant R. White, age 39, Board Member, Chief Executive Officer, and Treasurer has primarily been an investment banker in New York, San Francisco and Toronto since 1992.  During such time he has successfully completed billions of dollars of financings and merger and acquisition transactions in multiple sectors including mining.  Most recently Mr. White was the Global Head of Capital Markets - Pope and Company between April 2009 and July 2010 and prior to that from 2005 to 2008, Mr. White was Managing Director, Head of Investment Banking, for Blackmont Capital in Toronto.  Mr. White earned a Bachelor of Commerce from Queen’s University in 1992.  Mr. White is the beneficial owner of GRW Global Investments which purchased 10,000,000 shares of common stock from the Company in a recent transaction.

The Company has entered into an employment agreement with Mr. White to be effective as of September 1, 2010. Under the agreement, Mr. White will receive $15,000 per month until December 31, 2010 or such time as the Company has found an acceptable full-time replacement.  Mr. White shall devote so much of his time and attention to his duties as CEO as is reasonably required to meet the objectives specified by the Board of Directors.

Richard O. Weed, age 47, Board Member and Corporate Secretary, is partner in Weed & Co. LLP.  Mr. Weed was born San Antonio, Texas, June 18, 1962; admitted to bar, 1987, Texas; 1993, California.  Education: University of Texas at Austin (B.B.A., 1984); St. Mary’s University School of Law (J.D., 1987): University of Southern California (M.B.A., 1992). Phi Delta Phi. Senior Associate Editor, St. Mary’s Law Journal, 1986-1987. Adjunct Professor of Law, Western State University College of Law, Irvine, California 1994-1996; Adjunct Professor of Business, DeVry Institute of Technology, Long Beach, California; 1997; Bankruptcy Litigation Attorney Gibson, Dunn & Crutcher, Irvine, California 1993; Business Litigation Attorney with Foster, Lewis, Langley, Gardner & Banack, Inc., San Antonio, Texas 1987-1991.

Weed & Co. LLP has a written fee agreement to perform legal services until December 31, 2010.  Under the fee agreement, Weed & Co. LLP receives a fixed fee of $10,000 per month.  Mr. Weed received 250,000 shares of common stock in July 2010 for services rendered.  Mr. Weed receives $1,500 per month for serving as Corporate Secretary.

Section 9                      Financial Statement and Exhibits

Item 9.01                      Financial Statement and Exhibits.

10.1           Employment Agreement with Grant R. White

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Gold Bag, Inc.

Dated: August 27, 2010	By:	/s/ Richard O. Weed
Richard O. Weed
Secretary